EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 11,2007 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 682 (Select Growth Trust, July 2007 Series) as of July 11,2007 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."


                                                              Grant Thornton LLP

New York, New York
July 11,2007